                            Joint Filer Information

Name of Joint Filer:                    PHPC Sponsor, LLC

Address of Joint Filer:                 2503 S. Hanley Road
                                        ST. Louis, Missouri 63144

Relationship of Joint Filer
to Issuer:                              10% Owner

Issuer Name and Ticker or
Trading Symbol:                         Post Holdings Partnering Corporation
                                        [PSPC]

Date of Event Requiring Statement
(Month/Day/Year):                       05/25/2021

Designated Filer:                       Post Holdings Partnering Corporation

Signature:

By:    Elizabeth Minogue, Attorney-in-Fact for PHPC Sponsor, LLC
      -------------------------------------------------------------------------

Dated: 05/25/2021

                            Joint Filer Information
                                  (continued)

Name of Joint Filer:                    Post Holdings, Inc.

Address of Joint Filer:                 2503 S. Hanley Road
                                        St. Louis, Missouri 63144

Relationship of Joint Filer
to Issuer:                              10% Owner

Issuer Name and Ticker or
Trading Symbol:                         Post Holdings Partnering Corporation
                                        [PSPC]

Date of Event Requiring Statement
(Month/Day/Year):                       05/25/2021

Designated Filer:                       Post Holdings Partnering Corporation

Signature:

By:    Elizabeth Minogue, Attorney-in-Fact for Post Holdings, Inc.
      -------------------------------------------------------------------------

Dated: 05/25/2021